Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. REPORTS SECOND QUARTER 2013 RESULTS

•	Net sales $67.9 million.

•	Adjusted EBITDA $1.1 million.

•	Gross margin 28.0%.

CARSON, California, August 6, 2013—U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of automotive aftermarket parts and accessories, today reported net sales for the second quarter ended June 29, 2013 (“Q2 2013”) of $67.9 million compared with the second quarter ended June 30, 2012 (“Q2 2012”) net sales of $80.7 million, a decrease of 15.9% from Q2 2012 net sales. Q2 2013 net loss was $9.6 million or $0.29 per share, compared with Q2 2012 net loss of $1.7 million or $0.06 per share. The Company generated Adjusted EBITDA (EBITDA plus share-based compensation expense, impairment losses and restructuring costs) of $1.1 million for Q2 2013 compared to $3.7 million for Q2 2012. For further information regarding Adjusted EBITDA, including a reconciliation of net loss to Adjusted EBITDA, see non-GAAP Financial Measures below.

“We believe in the strategies that we have implemented to return to profitable growth and increase customer traffic, and expect these strategies to overcome the challenges of the past year.” stated Shane Evangelist.

Q2 2013 Financial Highlights

•

Net sales decreased to $67.9 million for Q2 2013 compared to $80.7 million for Q2 2012. Our Q2 2013 net sales consisted of online sales, representing 91.0% of the total (compared to 92.5% in Q2 2012), and offline sales, representing 9.0% of the total (compared to 7.5% in Q2 2012). The net sales decrease was primarily due to a decline of $12.9 million, or 17.3%, in online sales. Online sales decreased primarily due to an 18.4% reduction in e-commerce unique visitors partially offset by growth in our online marketplaces. Our offline sales, which consist of our Kool-Vue™ and wholesale operations, were flat compared to the prior year.

•

Gross profit decreased to $19.0 million for Q2 2013 compared to $24.3 million for Q2 2012. Gross margin rate decreased 2.2% to 28.0% in Q2 2013 compared to 30.2% in Q2 2012. Gross margin was unfavorably impacted by the lower margin from online sales, reduced purchase discounts and higher freight expense.

•

Marketing expense was $11.2 million, or 16.5%, of net sales in Q2 2013, down from $13.0 million, or 16.1%, of net sales in Q2 2012. Online advertising expense, which includes catalog costs, was $4.6 million, or 7.4%, of online sales for Q2 2013, compared to $5.2 million, or 7.0%, of online sales for Q2 2012. Online advertising expense decreased primarily due to the reduction in our non-catalog online advertising expenses, which includes listing and placement fees paid to commercial and search engine websites, of $0.6 million as we adjusted our spend on lower sales volume. Marketing expense, excluding online advertising, was $6.6 million, or 9.7%, of net sales for Q2 2013, compared to $7.7 million, or 9.6%, of net sales for Q2 2012. The decline was primarily due to lower call center wages partially offset by restructuring costs related to employee severance.

•	General and administrative expense was $4.7 million, or 6.9%, of net sales in Q2 2013 and $4.7 million, or 5.8%, of net sales for Q2 2012.

•

Fulfillment expense was $5.0 million, or 7.4%, of net sales in Q2 2013 compared to $5.6 million, or 7.0%, of net sales in Q2 2012. The decrease was primarily due to lower depreciation and amortization expense and lower warehouse wages partially offset by restructuring costs related to employee severance.

•

Technology expense was $1.3 million, or 1.9%, of net sales in Q2 2013, compared to $1.7 million, or 2.1%, of net sales in Q2 2012. The decrease was primarily due to lower telephone and lower technology wages partially offset by restructuring costs related to employee severance.

•

Total impairment loss was $6.1 million in Q2 2013, of which $4.8 million was for impairment losses on property and equipment and $1.3 million was for impairment losses on intangible assets. The impairment charges were recorded in Q2 2013 due to declines in the Company’s overall financial performance.

•	Capital expenditures for Q2 2013 were $2.2 million.

•	Cash and cash equivalents and investments were $1.0 million and total debt under our revolver was $3.3 million as of June 29, 2013 compared to $1.4 million and $12.2 million as of March 30, 2013.

Q2 2013 Operating Metrics

	Q2 2013	Q2 2012	Q1 2013
Conversion Rate [1]	1.49%	1.48%	1.44%
Customer Acquisition Cost	$7.52	$7.07	$6.94
Marketing Spend (% Internet Sales)	7.5%	6.5%	7.5%
Unique Visitors (millions) [1,2]	35.1	43.0	36.8
Total Number of Orders (thousands)	523	635	529
Revenue Capture (% Sales) [3]	83.2%	84.4%	82.2%
Average Order Value	$114	$116	$109

[1]

As we consolidate to fewer websites, we changed the measurement source of our unique visitors data to different third-party provider of that data in the first quarter of 2013. Previously reported operating metrics data for the second quarter of 2012 was revised to conform to the current third-party provider’s data.

[2]	Visitors do not include traffic from media properties (e.g. AutoMD).
[3]	Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment.

Non-GAAP Financial Measures

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; (e) share-based compensation expense; and (f) restructuring costs.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as a measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of items not directly resulting from core operations. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; for evaluating the effectiveness of operational strategies; and for evaluating the Company’s capacity to fund capital expenditures and expand its business. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies in our industry. Additionally, lenders or potential lenders use Adjusted EBITDA to evaluate the Company’s ability to repay loans.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The table below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 29 2013	June 30 2012	June 29 2013	June 30 2012
Net loss	$(9,567)	$(1,696)	$(12,910)	$(2,484)
Interest expense, net	226	183	411	382
Income tax provision	69	128	90	252
Amortization of intangible assets	107	341	213	681
Depreciation and amortization expense	3,626	4,001	7,264	7,748

EBITDA	(5,539)	2,957	(4,932)	6,579
Share-based compensation expense	341	374	750	958
Impairment loss on property and equipment	4,832	—	4,832	—
Imapirment loss on intangible assets	1,245	—	1,245	—
Loss on debt extinguishment	—	360	—	360
Restructuring costs	225	—	723	—

Adjusted EBITDA	$1,104	$3,691	$2,618	$7,897

Conference Call

The conference call is scheduled to begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Tuesday, August 6, 2013. Participants may access the call by dialing 877-941-2068 (domestic) or 480-629-9712 (international). In addition, the call will be broadcast live over the Internet and accessible through the Investor Relations section of the Company's website at www.usautoparts.net where the call will be archived for two weeks. A telephone replay will be available through August 20, 2013. To access the replay, please dial 877-870-5176 (domestic) or 858-384-5517 (international), passcode 4633614.

About U.S. Auto Parts Network, Inc.

Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including body parts, engine parts, performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides individual consumers with a broad selection of competitively priced products that are mapped by a proprietary product database to product applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites are located at www.autopartswarehouse.com, www.jcwhitney.com, and www.AutoMD.com and the Company’s corporate website is located at www.usautoparts.net.

U.S. Auto Parts is headquartered in Carson, California.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company’s expectations regarding its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth and our liquidity requirements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, the Company’s ability to integrate and achieve efficiencies of acquisitions, economic downturn that could adversely impact retail sales; marketplace illiquidity; demand for the Company’s products; increases in commodity and component pricing that would increase the Company’s per unit cost and reduce margins; the competitive and volatile environment in the Company’s industry; the Company’s ability to expand and price its product offerings, control costs and expenses, and provide superior customer service; the mix of products sold by the Company; the effect and timing of technological changes and the Company’s ability to integrate such changes and maintain, update and expand its infrastructure and improve its unified product catalog; the Company’s ability to improve customer satisfaction and retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement the Company’s business plans both domestically and internationally; the Company’s cash needs, including requirements to amortize debt; regulatory restrictions that could limit the products sold in a particular market or the cost to produce, store or ship the Company’s products; any changes in the search algorithms by leading Internet search companies; the Company’s need to assess impairment of intangible assets and goodwill; the Company’s ability to comply with Section 404 of the Sarbanes-Oxley Act and maintain an adequate system of internal controls; and any remediation costs or other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, In Thousands, Except Par and Per Share Liquidation Value)

	June 29 2013	December 29 2012
ASSETS
Current assets:
Cash and cash equivalents	$851	$1,030
Short-term investments	118	110
Accounts receivable, net of allowances of $215 and $221 at June 29, 2013 and December 29, 2012, respectively	5,344	7,431
Inventory	34,181	42,727
Deferred income taxes	51	39
Other current assets	4,481	4,176

Total current assets	45,026	55,513
Property and equipment, net	21,009	28,559
Intangible assets, net	1,769	3,227
Other non-current assets	1,492	1,578

Total assets	$69,296	$88,877

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,611	$28,025
Accrued expenses	7,450	10,485
Revolving loan payable	3,269	16,222
Current portion of capital leases payable	148	70
Other current liabilities	3,967	4,738

Total current liabilities	34,445	59,540
Capital leases payable, net of current portion	9,437	70
Deferred income taxes	416	314
Other non-current liabilities	2,152	1,309

Total liabilities	46,450	61,233

Commitments and contingencies

Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value; $1.45 per share liquidation value or aggregate of $6,017; 4,150 shares authorized; 4,150 and 0 shares issued and outstanding at June 29, 2013 and December 29, 2012, respectively	4	—
Common stock, $0.001 par value; 100,000 shares authorized; 33,209 shares and 31,128 shares issued and outstanding at June 29, 2013 and December 29, 2012, respectively	33	31
Additional paid-in capital	167,924	159,781
Accumulated other comprehensive income	411	384
Accumulated deficit	(145,526)	(132,552)

Total stockholders’ equity	22,846	27,644

Total liabilities and equity	$69,296	$88,877

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS

(Unaudited, In Thousands, Except Per Share Data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 29 2013	June 30 2012	June 29 2013	June 30 2012
Net sales	$67,889	$80,719	$133,294	$168,155
Cost of sales (1)	48,876	56,378	94,543	117,186

Gross profit	19,013	24,341	38,751	50,969

Operating expenses:
Marketing	11,186	12,978	22,377	26,428
General and administrative	4,678	4,714	9,365	10,584
Fulfillment	4,991	5,639	10,372	11,557
Technology	1,316	1,700	2,831	3,236
Impairment loss on property and equipment	4,832	—	4,832	—
Impairment loss on intangible assets	1,245	—	1,245	—
Amortization of intangible assets	107	341	213	681

Total operating expenses	28,355	25,372	51,235	52,486

Loss from operations	(9,342)	(1,031)	(12,484)	(1,517)

Other income (expense):
Other income, net	72	4	79	35
Interest expense	(228)	(181)	(415)	(390)
Loss on debt extinguishment	—	(360)	—	(360)

Total other expense, net	(156)	(537)	(336)	(715)

Loss before income tax provision	(9,498)	(1,568)	(12,820)	(2,232)
Income tax provison	69	128	90	252

Net loss	(9,567)	(1,696)	(12,910)	(2,484)

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	31	(3)	25	24
Unrealized gains on investments	2	4	2	29

Total other comprehensive income	33	1	27	53

Comprehensive loss	$(9,534)	$(1,695)	$(12,883)	$(2,431)

Basic and diluted net loss per share	$(0.29)	$(0.06)	$(0.40)	$(0.08)

Shares used in computation of basic and diluted net loss per share	33,119	30,651	32,130	30,644

(1)	Excludes depreciation and amortization expense which is included in marketing, general and administrative and fulfillment expense.

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, In Thousands)

	Twenty-Six Weeks Ended
	June 29 2013	June 30 2012
Cash flows from operating activities:
Net loss	$(12,910)	$(2,484)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	7,264	7,748
Amortization of intangible assets	213	681
Impairment loss on property and equipment	4,832	—
Impairment loss on intangible assets	1,245	—
Deferred income taxes	90	253
Share-based compensation	750	958
Stock awards issued for non-employee director service	21	32
Amortization of deferred financing costs	41	51
Loss on debt extinguishment	—	360
Loss from disposition of assets	—	4
Changes in operating assets and liabilities
Accounts receivable	2,087	(1,566)
Inventory	8,546	3,018
Other current assets	(323)	(587)
Other non-current assets	144	—
Accounts payable and accrued expenses	(10,783)	(7,997)
Other current liabilities	(771)	(2,430)
Other non-current liabilities	490	294

Net cash provided by (used in) operating activities	936	(1,665)

Cash flows from investing activities:
Additions to property and equipment	(4,815)	(5,374)
Proceeds from sale of property and equipment	—	14
Cash paid for intangible assets	—	(16)
Proceeds from sale of marketable securities and investments	—	3,171
Purchases of marketable securities and investments	—	(7)
Purchases of company-owned life insurance	(106)	(166)

Net cash used in investing activities	(4,921)	(2,378)

Cash flows from financing activities:
Borrowings from revolving loan payable	10,187	16,561
Payments made on revolving loan payable	(23,140)	(3,653)
Proceeds from sale leaseback transaction	9,584	—
Payments made on long-term debt	—	(17,875)
Paymentof debt extinguishment costs	—	(175)
Proceeds from issuance of Series A convertible preferred stock	6,017	—
Payment of issuance costs from Series A convertible preferred stock	(822)	—
Proceeds from issuance of common stock	2,235	—
Payment of issuance costs from common stock	(223)	—
Payments of debt financing costs	—	(345)
Payments on capital leases	(62)	(68)
Proceeds from exercise of stock options	22	43
Other	—	611

Net cash provided by (used in) financing activities	3,798	(4,901)

Effect of exchange rate changes on cash and cash equivalents	8	14

Net change in cash and cash equivalents	(179)	(8,930)
Cash and cash equivalents, beginning of period	1,030	10,335

Cash and cash equivalents, end of period	$851	$1,405

Supplemental disclosures of non-cash investing and financing activities:
Accrued asset purchases	$1,046	$1,616
Property acquired under capital lease	—	104
Unrealized gain on investments	2	29

Supplemental disclosures of consolidated cash flow information:
Cash paid for income taxes	—	—
Cash paid for interest	367	293

Investor Contacts:

David Robson, Chief Financial Officer

U.S. Auto Parts Network, Inc.

drobson@usautoparts.com

(310) 735-0085